Exhibit 99.1

September 30, 2013

Mr. Yushan Wei
GSP-2 Inc.
Gongzhuling State Agriculture
Science & Technology Park
Location of 998 Kilometers, Line 102
Gongzhuling City, Jilin Province
P.R. China

Dear Mr. Wei,

Effective today, September 30, 2013, we hereby resign from our positions as directors on the board of GSP-2 Inc. While we have no objection to the overall business and management of GSP-2 Inc., the continued failure of the company to compensate us for our services indicates to us a lack of willingness by the company to comply with the dictates of being a U.S. public company. We wish you and the company the best in its efforts to grow and develop going forward.

Sincerely,

/s/ Megan J. Penick	/s/ Dore Perler
Megan J. Penick	Dore Perler